EXHIBIT INDEX

Exhibit         Description

99              Press Release issued by the Registrant on April 28, 2003

                                                                      EXHIBIT 99

   CHESAPEAKE ENERGY CORPORATION POSTS STRONG RESULTS FOR FIRST QUARTER 2003;
                   PRODUCTION AND PROVED RESERVES SET RECORDS

        Company Reports 2003 First Quarter Net Income Available to Common
       Shareholders of $70 Million and Operating Cash Flow of $168 Million
              on Revenue of $374 Million and Production of 57 Bcfe;
                    Proved Reserves Increase 27% to 2.8 Tcfe


     OKLAHOMA CITY, OKLAHOMA, APRIL 28, 2003 - Chesapeake Energy Corporation (NYSE: CHK) today reported its financial and operating results for the 2003 first quarter. For the quarter, Chesapeake generated net income available to common shareholders of $70.0 million ($0.32 per fully diluted common share) and operating cash flow of $167.7 million (defined as cash flow from operating activities before changes in assets and liabilities) on revenue of $374.4 million.

     The company's 2003 first quarter net income available to common shareholders of $70.0 million included a $17.2 million after-tax risk management gain (a non-cash item resulting from the application of SFAS 133 to the company's derivative contracts that do not qualify for hedge accounting) and a $2.4 million after-tax gain resulting from the cumulative effect of an accounting change for the adoption of SFAS 143 for asset retirement obligations.

     Production for the 2003 first quarter was 56.8 billion cubic feet of natural gas equivalent (bcfe), comprised of 50.4 billion cubic feet of natural gas (bcf) (89%) and 1.06 million barrels of oil (mmbo) (11%). Oil and natural gas production increased 35% from the 2002 first quarter and 15% compared to the 2002 fourth quarter. The 2003 first quarter marked Chesapeake's seventh consecutive quarter of production growth compared to seven consecutive quarters of production decline in the industry. During the past seven quarters, Chesapeake's production has increased 45%, for an average per quarter growth rate of 6%. Reserve growth during the 2003 first quarter was also significant as production of 57 bcfe was replaced by 660 bcfe of new proved reserves (a 1,150% reserve replacement rate). This growth was comprised of 564 bcfe from acquisitions, 82 bcfe from drilling and 14 bcfe from positive revisions.

     Average prices realized during the 2003 first quarter (after hedging) were $27.27 per barrel of oil (bo) and $4.51 per thousand cubic feet of natural gas
(mcf), for a realized gas equivalent price of $4.52 per thousand cubic feet of natural gas equivalent (mcfe).

       KEY OPERATIONAL AND FINANCIAL STATISTICS FOR THE 2003 FIRST QUARTER

     The table below summarizes Chesapeake's key statistics during the 2003 first quarter and compares them to the 2002 fourth quarter and the 2002 first quarter:


Key Operations or Financial Statistics:               Three Months Ended:
                                                      -------------------
                                                 3/31/03    12/31/02    3/31/02
                                                 -------    --------    -------
Average daily production (in mmcfe)                 631        538        466
Gas as % of total production                         89         89         88
Natural gas production (in bcf)                    50.4       43.9       36.9
Average realized gas price ($/mcf) (a)             4.51       4.00       3.30
Oil production (in mbbls)                         1,060        941        830
Average realized oil price ($/bbl) (a)            27.27      24.67      24.05
Natural gas equivalent production (in bcfe)        56.8       49.5       41.9
Gas equivalent realized price ($/mcfe) (a)         4.52       4.01       3.39
General and administrative costs ($/mcfe)           .10        .11        .10
Production taxes ($/mcfe)                           .33        .21        .12
Lease operating expenses ($/mcfe)                   .55        .54        .53
Interest expense ($/mcfe)                           .62        .63        .64
DD&A of oil and gas properties ($/mcfe)            1.35       1.28       1.16
Operating cash flow ($ in millions) (b)           167.7      128.2       85.9
Operating cash flow ($/mcfe)                       2.96       2.59       2.05
Net income (loss) available to common
  shareholders ($ in millions)                     70.0       23.7      (30.1)

(a) includes the effects of hedging
(b) cash flow provided by operating activities before changes in assets and liabilities

          UPDATED 2003 SECOND QUARTER AND FULL YEAR FORECASTS ATTACHED

     Chesapeake's updated second quarter 2003 and full-year 2003 forecasts are attached to this release in a revised Outlook dated April 28, 2003. The most significant change in the Outlook is an increase in projected 2003 second quarter and full-year production volumes. For the second quarter and full-year 2003, Chesapeake now believes it will produce 61 - 62 bcfe and 240 - 245 bcfe. These increased production ranges are primarily attributable to Chesapeake's deep drilling programs generating better than previously forecasted production volumes. The company has now increased its second quarter and full-year production estimates by 7% and 4%, respectively, since the beginning of the year.

     In addition, Chesapeake took advantage of a two-week period of relatively weak gas prices in late March and early April to reduce its 2003 gas hedges to 53 bcf. In doing so, the company locked in $9 million of hedging gains and increased to 69% its exposure to market prices for remaining estimated 2003 gas production levels. Chesapeake may reinstate some or all of these hedges if gas prices increase this spring or summer.

                                MANAGEMENT COMMENTS

     Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented, "We are pleased to announce Chesapeake's very strong first quarter earnings, exceptional growth in proved reserves and production, low operating costs, high operating margins and increased production forecasts for the remainder of 2003. Chesapeake's value-creating financial and operating results are being driven by its distinctive Mid-Continent focus on successful deep-gas exploration and small to medium-sized acquisitions. Because of the company's unique scale, its technological advantages and its unrivaled Mid-Continent 3-D seismic and leasehold inventory, we believe Chesapeake's production and reserve growth trends are sustainable and should enable the company to continue generating significant increases in shareholder value in the years ahead."

                           CONFERENCE CALL INFORMATION

     A conference call has been scheduled for Tuesday morning, April 29, 2003 at 9:00 am EDT to discuss the earnings release. The telephone number to access the conference call is 913.981.5533. For those unable to participate in the conference call, a replay will be available from 12:00 pm EDT on Tuesday, April 29 through midnight Monday, May 12, 2003. The number to access the conference call replay is 719.457.0820 and the passcode is 643335. The conference call will also be simulcast live on the Internet and can be accessed at www.chkenergy.com by selecting "Conference Calls" under the "Investor Relations" section. The webcast of the conference call will be available on the website for one year.

     This document includes  "forward-looking  statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our current expectations or forecasts of future events. They include statements regarding oil and gas reserve estimates, planned capital expenditures, the drilling of oil and gas wells and future acquisitions, expected oil and gas production, cash flow and anticipated liquidity, business strategy and other plans and objectives for future operations, expected future expenses and utilization of net operating loss carryforwards. Statements concerning the fair values of derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under "Risk Factors" in Item 1 of our 2002 Form 10-K and subsequent filings with the Securities and Exchange Commission and include the volatility of oil and gas prices, our substantial indebtedness, the strength and financial resources of our competitors, the cost and availability of drilling and production services, our commodity price risk management activities, including counterparty contract performance risk, uncertainties inherent in estimating quantities of oil and gas reserves, projecting future rates of production and the timing of development expenditures, our ability to replace reserves, the availability of capital, uncertainties in evaluating oil and gas reserves of acquired properties and associated potential liabilities, declines in the values of our oil and gas properties resulting in ceiling test write-downs, drilling and operating risks, our ability to generate future taxable income sufficient to utilize our NOLs before expiration, future ownership changes which could result in additional limitations to our NOLs, adverse effects of governmental and environmental regulation, losses possible from pending or future litigation and the loss of officers or key employees. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this document, and we undertake no obligation to update this information. We urge you to carefully review and consider the disclosures made in this and our other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

     Chesapeake Energy Corporation is one of the 8 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.


                          CHESAPEAKE ENERGY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ in 000's, except per share data)
                                   (unaudited)
======================================================= ============================ ===============================
THREE MONTHS ENDED:                                             March 31, 2003                March 31, 2002
                                                           $               $/mcfe            $             $/mcfe
                                                        -----------      ----------      ----------     ----------
REVENUES:
  Oil and gas sales                                        256,332            4.52       141,971            3.39
  Risk management income (loss)                             27,710            0.49       (79,468)          (1.90)
  Oil and gas marketing sales                               90,308            1.59        27,333            0.65
                                                        -----------      ----------     ---------       ---------
    Total revenues                                         374,350            6.60        89,836            2.14
                                                        -----------      ----------     ---------       ---------
OPERATING COSTS:
  Production expenses                                       31,457            0.55        22,060            0.53
  Production taxes                                          18,597            0.33         5,216            0.12
  General and administrative                                 5,665            0.10         4,294            0.10
  Oil and gas marketing expenses                            89,358            1.58        26,507            0.63
  Depreciation, depletion, and amortization
   of oil and gas properties                                76,614            1.35        48,619            1.16
  Depreciation and amortization of other assets              3,684            0.06         3,110            0.08
                                                        -----------      ----------     ---------       ---------
    Total operating costs                                  225,375            3.97       109,806            2.62
                                                        -----------      ----------     ---------       ---------
INCOME (LOSS) FROM OPERATIONS                              148,975            2.63       (19,970)          (0.48)
                                                        -----------      ----------     ---------       ---------
OTHER INCOME (EXPENSE):
  Interest and other income                                    763            0.01         1,545            0.03
  Interest expense                                         (35,027)          (0.62)      (26,960)          (0.64)
  Loss on repurchases of debt                                   --              --          (591)          (0.01)
                                                        -----------      ----------     ---------       ---------
    Total other income (expense)                           (34,264)          (0.61)      (26,006)          (0.62)
                                                        -----------      ----------     ---------       ---------
Income (Loss) Before Income Taxes and Cumulative
  Effect of Accounting Change                              114,711            2.02       (45,976)          (1.10)
Income Tax Expense (Benefit)                                43,591            0.77       (18,390)          (0.44)
                                                        -----------      ----------     ---------       ---------

NET INCOME (LOSS) BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE                                      71,120            1.25       (27,586)          (0.66)

Cumulative Effect of Accounting Change, Net of Tax           2,389            0.04            --              --
                                                         ----------      ----------     ---------       ---------

NET INCOME (LOSS)                                           73,509            1.29       (27,586)          (0.66)

Preferred Stock Dividends                                   (3,526)          (0.06)       (2,532)          (0.06)
                                                         -----------     ----------     ---------       ---------
NET INCOME (LOSS) AVAILABLE TO COMMON
SHAREHOLDERS                                                69,983            1.23       (30,118)          (0.72)
                                                         ===========     ==========     =========       =========
EARNINGS PER COMMON SHARE:

  Basic
    Income (Loss) Before Cumulative Effect of
      Accounting Change                                 $     0.34                      $  (0.18)
    Cumulative Effect of Accounting Change                    0.01                             -
                                                        -----------                     ---------
    Net Income (Loss)                                   $     0.35                      $  (0.18)
                                                        ============                    =========
  Assuming dilution
    Income (Loss) Before Cumulative Effect of
      Accounting Change                                 $      0.31                     $  (0.18)
    Cumulative Effect of Accounting Change                     0.01                            -
                                                        -----------                     ---------
    Net Income (Loss)                                   $      0.32                     $  (0.18)
                                                        ============                    =========

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING:

  Basic                                                     197,608                        165,372
                                                        ============                    ============
  Assuming dilution                                         230,672                        165,372
                                                        ============                    ============


                                                        CHESAPEAKE ENERGY CORPORATION
                                                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                                                  (in 000's)
                                                                 (unaudited)

========================================================================== =================== ==================
                                                                               March 31,         December 31,
                                                                                  2003               2002
-------------------------------------------------------------------------- ------------------- ------------------

Cash and cash equivalents                                                  $        38,337     $       247,719
Other current assets                                                               303,990             187,598
                                                                           ---------------     ---------------
     TOTAL CURRENT ASSETS                                                          342,327             435,317
                                                                           ---------------     ---------------
Property and equipment (net)                                                     3,354,042           2,389,884
Deferred tax asset                                                                  -                    2,071
Other assets                                                                        73,213              48,336
                                                                           ---------------     ---------------
      TOTAL ASSETS                                                         $     3,769,582     $     2,875,608
                                                                           ===============     ===============

Current liabilities                                                        $       340,534     $       265,552
Long term debt                                                                   1,948,725           1,651,198
Long term liabilities                                                               67,412              50,983
Deferred tax liability                                                              40,368              -
                                                                           ---------------     ---------------
     TOTAL LIABILITIES                                                           2,397,039           1,967,733

STOCKHOLDERS' EQUITY                                                             1,372,543             907,875
                                                                           ---------------     ---------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                   $     3,769,582     $     2,875,608
                                                                           ===============     ===============

COMMON SHARES OUTSTANDING                                                          213,749             190,144
                                                                           ===============     ===============

                                                        CHESAPEAKE ENERGY CORPORATION
                                                 RECONCILIATION OF CERTAIN FINANCIAL MEASURES
                                                                  (in 000's)
                                                                 (unaudited)
========================================================================== ================    =================
THREE MONTHS ENDED:                                                             March 31,           March 31,
                                                                                  2003                2002
-------------------------------------------------------------------------- ----------------    -----------------
CASH PROVIDED BY OPERATING ACTIVITIES                                      $        99,052     $       117,297

Adjustments:
  Changes in assets and liabilities                                                 68,661             (31,385)
                                                                           ---------------     ----------------

OPERATING CASH FLOW*                                                       $       167,713     $        85,912
                                                                           ===============     ================

* Operating cash flow represents net cash provided by operating activities before changes in assets and liabilities. Operating cash flow is presented because management believes it is a useful adjunct to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Operating cash flow is widely accepted as a financial indicator of an oil and gas company's ability to generate cash which is used to internally fund exploration and development activities and to service debt. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Operating cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.

========================================================================== =================== ==================
THREE MONTHS ENDED:                                                              March 31,           March 31,
                                                                                  2003               2002
-------------------------------------------------------------------------- ------------------- ------------------
Net income (loss) before cumulative effect of accounting change            $        71,120     $       (27,586)

Income tax expense (benefit)                                                        43,591             (18,390)
Interest expense                                                                    35,027              26,960
Depreciation and amortization of other assets                                        3,684               3,110
Depreciation, depletion and amortization of oil and gas properties                  76,614              48,619
                                                                           ---------------     ----------------
EBITDA**                                                                   $       230,036     $        32,713
                                                                           ===============     ================

**EBITDA represents net income (loss) before cumulative effect of accounting change, income tax expense (benefit), interest expense, and depreciation, depletion and amortization expense. EBITDA is presented as a supplemental financial measurement in the evaluation of our business. We believe that it provides additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our banks under our bank credit facilities and is used in our financial covenants under our bank credit facilities and our indentures governing our senior notes. EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), income (loss) from operations, or cash flow provided by operating activities prepared in accordance with GAAP. EBITDA is reconciled to cash provided by operating activities as follows:

========================================================================== =================== ==================
THREE MONTHS ENDED:                                                              March 31,           March 31,
                                                                                  2003               2002
-------------------------------------------------------------------------- ------------------- ------------------
CASH PROVIDED BY OPERATING ACTIVITIES                                      $        99,052     $       117,297

Changes in assets and liabilities                                                   68,661             (31,385)
Interest expense                                                                    35,027              26,960
Risk management income (loss)                                                       27,710             (79,468)
Other non-cash items                                                                  (414)               (691)
                                                                           ----------------    ----------------
EBITDA                                                                     $       230,036     $        32,713
                                                                           ================    =================

                                    OUTLOOK


                                 APRIL 28, 2003



QUARTER ENDING JUNE 30, 2003;  YEAR ENDING DECEMBER 31, 2003.

We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of April 28, 2003, we are using the following key operating assumptions in our projections for the second quarter of 2003 and full year 2003.

The primary changes from our April 9, 2003 guidance are in italicized bold and are explained as follows:

1) We have updated the projected effects from changes in our hedging positions.
2) We have included our expectations for future NYMEX oil and gas prices to illustrate hedging effects only, they are not a forecast of our expectations for 2003 oil and natural gas prices.
3)       We have increased our projected production for the remainder of 2003.


                                                                  Quarter Ending              Year Ending
                                                                   June 30, 2003           December 31, 2003
                                                                  --------------           -----------------

ESTIMATED PRODUCTION
  Oil - Mbo                                                         950 - 1,000              3,600 - 3,700
  Gas - Bcf                                                           55 - 56                  218 - 223
  Gas Equivalent - Bcfe                                               61 - 62                  240 - 245
NYMEX PRICES (FOR CALCULATION OF HEDGING EFFECTS ONLY)
  Oil - $/Bo                                                           $25.33                   $26.80
  Gas - $/Mcf                                                           $5.05                    $5.41
ESTIMATED CORPORATE DIFFERENTIALS TO NYMEX PRICES
  Oil - $/Bo                                                           -$2.00                   -$1.92
  Gas - $/Mcf                                                     -$0.50 - $0.60            -$0.50 - $0.60
ESTIMATED HEDGING EFFECTS (BASED ON EXPECTED NYMEX PRICES
ABOVE)
  Oil - $/Bo                                                           +$2.39                   +$0.70
  Gas - $/Mcf                                                          +$0.21                   -$0.23
OPERATING COSTS PER MCFE
  Production expense                                               $0.53 - 0.57              $0.53 - 0.57
  Production taxes (generally 7% of O&G revenues)                  $0.31 - 0.33              $0.31 - 0.33
  General and administrative                                       $0.09 - 0.10              $0.09 - 0.10
  DD&A - oil and gas                                               $1.32 - 1.37              $1.32 - 1.37
  Depreciation of other assets                                     $0.08 - 0.10              $0.08 - 0.10
  Interest expense                                                 $0.65 - 0.70              $0.65 - 0.70
OTHER INCOME AND EXPENSE PER MCFE (a)
  Marketing and Other income                                       $0.02 - 0.04              $0.02 - 0.04

BOOK TAX RATE - ALL DEFERRED                                            38%                       38%
EQUIVALENT SHARES OUTSTANDING
  Basic                                                              215,000 m                 212,000 m
  Diluted                                                            262,000 m                 255,000 m

CAPITAL EXPENDITURES:
  Drilling, Land and Seismic                                      $150 - $155 mm            $575 - $600 mm

(a) Does not include non-cash risk management income or loss (SFAS 133) or the cumulative effect of the adoption of SFAS 143.

COMMODITY HEDGING ACTIVITIES

Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

(i) swap arrangements that establish an index-related price above which the Company pays the counterparty and below which the Company is paid by the counterparty,
(ii) the purchase of index-related puts that provide for a "floor" price below which the counterparty pays the Company the amount by which the price of the commodity is below the contracted floor,
(iii) the sale of index-related calls that provide for a "ceiling" price above which the Company pays the counterparty the amount by which the price of the commodity is above the contracted ceiling,
(iv) basis protection swaps, which are arrangements that guarantee the price differential of oil or gas from a specified delivery point or points,
(v) collar arrangements that establish an index-related price below which the counterparty pays the Company and a separate index-related price above which the Company pays the counterparty, and

Commodity markets are volatile, and as a result, Chesapeake's hedging activity is dynamic. As market conditions warrant, the Company may elect to settle a hedging transaction prior to its scheduled maturity date and, as a result, realize a gain or loss on the transaction.

Results from commodity hedging transactions are reflected in oil and gas sales to the extent related to the Company's oil and gas production. The Company only enters into commodity hedging transactions related to the Company's oil and gas production volumes or Chesapeake Energy Marketing, Inc.'s physical purchase or sale commitments. Gains or losses on crude oil and natural gas hedging transactions are recognized as price adjustments in the months of related production.

The Company has entered into the following natural gas hedging arrangements:


                                                                                                   % Hedged
                                                                                         --------------- -------------
                                                                       Avg. NYMEX
                                              Aveg.                      Price
                                    Open      NYMEX                    Including       Assuming
                                  Straight    Strike    Gain from        Open &          Gas
                                    Swaps     of Open     Closed          Closed      Production     Open Swap
                                   (mmcf)      Swaps      Swaps         Positions         Of:        Positions
                                  -------     ------    ---------     -----------     ----------     ---------
2003:

2nd Qtr                              21,550     $4.81          $0.20          $5.01      55,000           39%

3rd Qtr                              16,560     $4.68          $0.11          $4.79      57,000           29%

4th Qtr                              14,420     $4.85          $0.17          $5.02      58,000           25%

--------------------------------- ---------- ------------- -------------- -----------  ------------   -------------
Remaining 2003                       52,530     $4.78          $0.16          $4.94     170,000           31%
================================= ========== ============= ============== ============ ============   =============

2004:

1st Qtr                                 600     $5.68          $1.33          $7.01          59,000           1%


                                       9




THE COMPANY HAS ENTERED INTO THE FOLLOWING NATURAL GAS BASIS
HEDGING ARRANGEMENTS:

                                 Annual                                   Assuming Flat Gas
                              Volume (mmcf)            NYMEX less:          Production of:            % Hedged
                          -----------------         ----------------        --------------            --------

2003 Remaining                      107,800                0.188
                            -----------------       ------------
2003 Total                          143,250                0.182                   220,000               65%
2004                                157,380                0.173                   223,000               71%
2005                                109,500                0.156                   223,000               49%
2006                                 47,450                0.155                   223,000               21%
2007                                 63,875                0.166                   223,000               29%
2008                                 64,050                0.166                   223,000               29%
2009                                 36,500                0.160                   223,000               16%
                            ---------------         ----------------
                                    622,005                0.169*
                            ===============         -------------

* weighted average

The Company has entered into the following crude oil hedging arrangements:

                                                                            Avg.
                                                                           NYMEX
                                                           Volume         Strike
                                                            (Mbo)          Price
                                                          ------        --------


                                 Q2 - 2003*                   819.0        28.12
                                                        ----------- ------------

                                 Q3 - 2003*                   828.0        28.12
                                                        ----------- ------------

                                 Q4 - 2003*                   828.0        28.12
                                                        ----------- ------------

                                 Remaining 2003             2,475.0        28.12
                                                        =========== ============


*Swaps with a knockout price of $21.00 for days in which NYMEX closes below $21.00.

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